Exhibit 10.21

FOLLOW-ON SERIES E PREFERRED SHARE PURCHASE AGREEMENT

THIS FOLLOW-ON SERIES E PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 4, 2020 by and among

1.	AiHuiShou International Co. Ltd., a company limited by shares incorporated under Cayman Islands Law on November 22, 2011 (the “Company”),

2.	AiHuiShou International Company Limited, a company limited by shares incorporated under the Hong Kong Law (the “HK Subsidiary”),

3.	Shanghai Aihui Trading Co., Ltd. (上海艾慧商贸有限公司), a wholly foreign- owned enterprise organized under the PRC Law (the “WFOE”),

4.	Shanghai Yueou Information Technology Co., Ltd. (上海悦欧信息技术有限公司), a limited liability company organized under the PRC Law (the “WFOE Subsidiary”),

5.	Shanghai Yueyi Network Information Technology Co., Ltd. (上海悦易网络信息技术有限公司), a limited liability company organized under the PRC Law (the “Domestic Enterprise”),

6.	Shanghai Yueyi Network Information Technology Co., Ltd. (上海悦亿网络信息技术有限公司), a limited liability company organized under the PRC Law (the “Shanghai Subsidiary”),

7.	Yueyi Commercial Factoring (Shenzhen) Co., Ltd. (乐易商业保理（深圳）有限公司), a limited liability company organized under the PRC Law (the “Shenzhen Subsidiary”),

8.

Changzhou Yueyi Network Information Technology Co., Ltd. (常州悦亿网络信息技术有限公司), a limited liability company organized under the PRC Law (the “Changzhou Subsidiary”, together with the Shanghai Subsidiary and the Shenzhen Subsidiary, collectively, the “Domestic Subsidiaries”),

9.

AHS DEVICE HONG KONG LIMITED, a company limited by shares incorporated under the Hong Kong Law (the “HK Co”, together with the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the Domestic Enterprise, the Domestic Subsidiaries, collectively, the “Major Group Companies”),

10.	SUN Wenjun (孙文俊), a citizen of the PRC whose PRC identification card number is ***,

11.	CHEN Xuefeng (陈雪峰), a citizen of the PRC whose PRC identification card number is *** (together with SUN Wenjun (孙文俊), the “Founders” and each, a “Founder”),

12.	S&WJ Group Limited, a company limited by shares incorporated under the Law of the British Virgin Islands,

13.

C&XF Group Limited, a company limited by shares incorporated under the Law of the British Virgin Islands (together with S&WJ Group Limited, the “Founder Holding Companies” and each, a “Founder Holding Company”),

14.	JD.com Development Limited, a company duly incorporated and validly existing under the Law of the British Virgin Islands (“Jing Dong”),

15.	Guotai Junan Finance (Hong Kong) Limited 國泰君安財務（香港）有限公司, a company duly incorporated and validly existing under the Law of Hong Kong (“GTJA”),

16.

Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership) (天津汇禾海河智能物流产业基金合伙企业（有限合伙）), a partnership duly incorporated and validly existing under the Law of the PRC (“Huihe”),

17.	Ningbo Qingyu Investment Management Co., Ltd. (宁波清宇投资管理有限公司), a limited liability company duly incorporated and validly existing under the Law of the PRC (“Fresh Capital”),

18.

Shanghai Zhengmu Investment Center (Limited Partnership) (上海正睦投资中心（有限合伙）), a partnership duly incorporated and validly existing under the Law of the PRC (“Guohe”, together with Jing Dong, GTJA, Huihe, Fresh Capital, collectively, the “Investors” and each an “Investor”; together with Huihe and Fresh Capital, collectively, the “RMB Investors” and each an “RMB Investor”).

(Collectively, the “Parties”, and each a “Party”)

RECITALS

WHEREAS, the Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company up to an aggregate amount of 5,293,189 Series E Preferred Shares pursuant to the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions have the meanings as follows:

“Action” means an action, suit, proceeding, claim, arbitration or investigation.

“Affiliate” of a given Person means, (i) in the case of a Person other than a natural person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such given Person, or (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by such given Person or is a Relative of such given Person. For the avoidance of doubt, none of the Investors and their Affiliates shall be deemed as an Affiliate of any Group Company.

“Ancillary Agreements” means, collectively, the Shareholders Agreement, the Restated Articles and any other agreements to which a Group Company, a Founder or a Founder Holding Company is a party and the execution of which is contemplated hereunder.

“Anti-Corruption Law” means any applicable Law, including, but not limited to, the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended, or any similar Law of any Governmental Authority, regarding any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Government Official, regardless of form, whether in money, property, or services.

“Approval” means any approval, authorization, release, order, or consent required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person.

“Associate” of a given Person means (i) a corporation or organization of which such given Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities, (ii) any trust or other estate in which such given Person has a substantial beneficial interest or as to which such given Person serves as trustee or in a similar capacity, or (iii) any Relative of such given Person.

“Balance Sheet Date” means May 31, 2020.

“BCA Supplementary Agreement” means the Supplementary Agreement to the Business Cooperation Agreement between JD Parent or the relevant Affiliate of Jing Dong and the Company to be entered into on the date hereof.

“Beijing Xichen” shall have the meaning as set forth in Section 6.14.

“Board of Directors” or “Board” means the board of directors of the Company.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in the Cayman Islands, Hong Kong, the PRC are generally open for business.

“Changzhou Subsidiary” shall have the meaning as set forth in the Preamble.

“Closing” means the consummation of the transactions contemplated in Section 3.1(a). “Company” shall have the meaning as set forth in the Preamble.

“Company Material Adverse Effect” means fact, event, change, circumstance, or effect that causes, or is reasonably likely to cause, a material adverse effect on the operations, results of operations, condition (financial or otherwise), assets, liabilities or business of the Group Companies taken as a whole (as presently conducted and proposed to be conducted) or on the ability of any Warrantor to perform its or his obligations under this Agreement or any Transaction Documents to which it or he is a party or on the enforceability of this Agreement or any Transaction Documents against any Warrantor, either individually or when taken together with other effects.

“Company Operations” means the existing and future operations, activities and facilities of the Company and its Subsidiaries (including the design, construction, operations, maintenance, management and monitoring thereof as applicable) in the Cayman Islands, Hong Kong and the PRC.

“Company Warranties” means the representations and warranties set out in Section 4 given by the Warrantors (with each of such Company Warranties being referred to as a “Company Warranty”).

“Competes” with any Group Company means a Person, directly or indirectly, owns, manages, engages in, operates, Controls, works for, consults with, renders services for, does business with, maintains any interest in (proprietary, financial or otherwise) or participates in the ownership, management, operation or Control of, any Restricted Business, whether in corporate, proprietorship or partnership form or otherwise; provided, however, that such restrictions shall not apply to the acquisition by such Person, directly or indirectly, of less than one percent (1%) of the outstanding shares of any publicly traded company engaged in a Restricted Business.

“Constitutional Documents” means the constitutional documents of the respective Group Company which may include, as applicable, memoranda and articles of association, by-laws, joint venture contracts and the like.

“Contracts” means legally binding contracts, agreements, engagements, purchase orders, commitments, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses or any other contractual arrangements or obligations, which are currently subsisting and not terminated or completed (with each of such Contracts being referred to as a “Contract”).

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors or similar governing body of such Person; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Disclosure Schedule” means the Disclosure Schedule attached to this Agreement as Schedule C.

“Domestic Enterprise” shall have the meaning as set forth in the Preamble.

“Domestic Subsidiaries” shall have the meaning as set forth in the Preamble.

“Employment-Related Agreement” means the employment agreement, the non-compete, confidentiality and invention assignment agreement entered into by an employee of a Group Company (including the Founders, each Key Officer, and each current employee, officer and consultant) with respect to his or her employment with such Group Company.

“Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“ESOP” means such share option plans, share incentive scheme or other schemes and agreements of similar nature duly adopted by the Company pursuant to which Option Shares are issued or granted to the directors, the officers, the employees of any of the Group Companies.

“Financial Statements” means (i) the audited consolidated financial statements of the Group Companies for each fiscal year of 2017, 2018 and 2019, and (ii) the unaudited consolidated financial statements of the Group Companies for five months ended on May 31, 2020, which are attached as Exhibit C.

“Founders” or “Founder” shall have the meaning as set forth in the Preamble.

“Founder Holding Companies” or “Founder Holding Company” shall have the meaning as set forth in the Preamble.

“Fresh Capital” shall have the meaning as set forth in the Preamble.

“Fundamental Company Warranties” means Company Warranties contained in Section 4.1 (Organization, Standing and Qualification) to and including Section 4.7 (Liabilities), Section 4.12 (Compliance with Law), Section 4.17 (Financial Statements), Section 4.19 (Tax Matters), and Section 4.26 (UN Security Council Resolutions) to and including Section 4.28 (Environmental Matters).

“GAAP” means the generally accepted accounting principles of the PRC.

“Government Official” means any officer, employee or other Person acting in an official capacity for any Governmental Authority, to any political party or official thereof or any candidate for any political office.

“Governmental Authority” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction.

“Group Companies” means, collectively, the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the Domestic Enterprise, the Domestic Subsidiaries, the HK Co and the Subsidiaries of the foregoing, as of the date hereof, including UP Trade Technologies, Inc., AHS Device US, Inc., Shenzhen Runchu Technology Co., Ltd. (深圳市润楚科技有限公司, a limited liability company organized under the PRC Law), Shanghai Yueqing Information Technology Co., Ltd. (上海悦清信息技术有限公司, a limited liability company organized under the PRC Law), Shanghai Yuexia Trade Co., Ltd. (上海悦呷贸易有限公司, a limited liability company organized under the PRC Law), Shanghai Yuechuan Network Information Technology Co., Ltd. (上海悦川网络信息技术有限公司, a limited liability company organized under the PRC Law), Shenzhen Lvchuang Network Technology Co., Ltd. (深圳市绿创网络科技有限公司, a limited liability company organized under the PRC Law), Shenzhen Aileyou Information Technology Co., Ltd. (深圳爱乐优信息科技有限公司) (with each of such Group Companies being referred to as a “Group Company”), excluding AiFenLei Global Co., Ltd (an exempted limited liability company organized under the Cayman Law) and its Subsidiaries.

“GTJA” shall have the meaning as set forth in the Preamble.

“Guohe” shall have the meaning as set forth in the Preamble.

“HK Co” shall have the meaning as set forth in the Preamble.

“HKIAC” means Hong Kong International Arbitration Centre.

“HK Subsidiary” shall have the meaning as set forth in the Preamble.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Huihe” shall have the meaning as set forth in the Preamble.

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Boards (“IASB”) (which include standards and interpretations approved by the IASB and International Accounting Standards issued under previous constitutions) together with its pronouncements thereon from time to time, and applied on a consistent basis.

“Indemnitees” (each an “Indemnitee”) means, with respect to each Investor, such Investor, together with their respective Affiliates, officers, directors, partners, employees, successors and assigns.

“Interested Party” means the Founders, the Founder Holding Companies, any shareholder, officer, director or Key Officer of a Group Company, or any Affiliate or Associate of any such Person.

“Investor” or “Investors” shall have the meaning as set forth in the Preamble.

“JD Parent” means JD.com, Inc.

“Jing Dong” shall have the meaning as set forth in the Preamble.

“Key Officers” means the Founders and such other management and main technical staff as set forth in Schedule B hereto.

“Knowledge” means the actual or constructive knowledge of a Person after due and diligent inquiries of officers, directors and other employees of such Person reasonably believed to have knowledge of the matter in question.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common or customary law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure of any Governmental Authority.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority and the business licenses of the applicable Group Companies.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, restriction, covenant, or other limitation.

“Loan Agreement” shall have the meaning as set forth in Section 3.1(b).

“Losses” of a Person means any and all losses, damages, liabilities and expenses (joint or several), including, without limitation, attorneys’ fees and disbursements and all other expenses incurred in investigating, preparing, compromising or defending against any Action, commenced or threatened, or any claim whatsoever and all amounts paid in settlement of any such claim or Action, to which such Person may become subject under any applicable Law.

“Major Group Companies” shall have the meaning as set forth in the Preamble.

“Material Contracts” means Contracts (oral or written) which any Group Company is a party to or it is bound by, have an aggregate value, cost or amount, or impose liability or contingent liability on any Group Company in excess of RMB10,000,000, and which (i) extend for more than twelve (12) months beyond the date of this Agreement, (ii) are not terminable upon thirty (30) days’ notice without incurring any penalty or obligation or the termination of which would be reasonably likely to have a Company Material Adverse Effect, (iii) are not readily to be fulfilled or performed by a Group Company on time or without undue or unusual expenditure of money or efforts or a Group Company does not have the technical and other capabilities or the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business without realizing a loss on closing of performance, (iv) are material to the conduct and operations of a Group Company’s business and properties, (v) any Interested Party is a party to, (vi) relate to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities, (vii) are with a material customer or material supplier of a Group Company or with a Governmental Authority, (viii) involve indebtedness, an extension of credit, a guaranty or assumption of any obligation, or the grant of a Lien, (ix) involve the acquisition or sale of a business, a merger, consolidation, amalgamation, a partnership, joint venture, or similar arrangement, (x) transfer or license any Proprietary Asset to or from a Group Company (other than licenses granted in the ordinary course of business or from commercially readily available “off-the-shelf” computer software), or obligate a Group Company to share or develop any Proprietary Asset with any third party, (xi) contain change in Control, exclusivity, non-competition or similar clauses that impair, restrict or impose conditions on a Group Company’s right to offer or sell products or services in specified areas, during specified periods or otherwise, (xii) are otherwise substantially dependent on by a Group Company, or (xiii) not in the ordinary course of business of a Group Company (with each of such Material Contracts being referred to as a “Material Contract”). For the avoidance of any doubt, notwithstanding any contrary in this Agreement, any contract listed in Section 4.10 of the Disclosure Schedule shall be deemed to be a Material Contract.

“ODI Approval” means all consents, approvals, or registrations, qualifications, or filings by or with any Governmental Authority or any third party that are required to be obtained by the RMB Investors to make investment in a foreign entity, including but not limited to (i) filing or approval by the National Development and Reform Commission or its local counterparts and filing or approval by the Ministry of Commerce or its local counterparts, and (ii) foreign exchange registration at an authorized bank; (iii) consent by an authorized bank with sufficient swap lines.

“Offshore Closing” means the consummation of the Closing contemplated by the Investors (other than the RMB Investors).

“Option Shares” means the Ordinary Shares issuable or issued under the ESOP to the employees, officers, directors of any of the Group Companies or other eligible Persons.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Parties” and “Party” shall have the meaning as set forth in the Preamble.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

“PRC Group Companies” means all the Group Companies established in the PRC (with each of such PRC Group Companies being referred to as a “PRC Group Company”).

“Principal Business” means the business of the operation of the platform of the trade of second-hand goods.

“Privacy Law” means all Law in any jurisdiction governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of personal information, and cybersecurity, including all Law governing data breach notification.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares collectively (with each of such Preferred Shares being referred to as a “Preferred Share”).

“Proprietary Assets” means (i) all inventions and patents, together with all applications, reissuances, continuations, revisions, and extensions thereof, (ii) all registered and material unregistered trademarks, service marks, trade dress, logos, trade names and corporate names and domain names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works (including, without limitation, all works of authorship, works made for hire and mask works), all copyrights (together with all applications, registrations and renewals in connection therewith) and all material unregistered copyrights, (iv) all trade secrets and confidential business information (including ideas, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, technology, technical data, designs, drawings, flowcharts, diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all Software, (vi) all other proprietary rights, (vii) all licenses, sublicenses, agreements, consents or permissions related to the foregoing, and (viii) all media on which any of the foregoing is stored or all documentation related to any of the foregoing.

“Purchase Price” means the applicable purchase price to be paid in cash by the Investors for the Purchased Shares.

“Purchased Shares” means the Series E Preferred Shares to be purchased and sold pursuant to Section 2.

“Relatives” of a natural person means such Person’s spouse, parents, grandparents, children, grandchildren, siblings, uncles, aunts, nephews, nieces or great-grandparents or the spouse of such Person’s children, grandchildren, siblings, uncles, aunts, nephews or nieces (with each of such Relatives being referred to as a “Relative”).

“Renminbi” and “RMB” mean the lawful currency for the time being of the PRC.

“Restated Articles” means the amended and restated Memorandum and Articles in the form and substance attached hereto as Exhibit A.

“Restricted Business” means any business that is related to the Principal Business or otherwise Competes with any PRC Group Company.

“Restructuring Documents” means a series of agreements among the WFOE on the one hand, and the Domestic Enterprise and/or all of its equity interest holders: (a) the exclusive technical service agreement dated August 31, 2012 among WFOE and the Domestic Enterprise; (b) the business cooperation agreement dated August 31, 2012 among WFOE, the Domestic Enterprise and the Founders; (c) the second amended and restated option agreement entered into by and among WFOE, the Domestic Enterprise and the Founders on April 11, 2018; (d) the second amended and restated equity pledge agreement entered into by and among WFOE and the Founders on April 11, 2018; (e) the proxy agreement dated August 31, 2012 among WFOE, the Domestic Enterprise and the Founders; (f) the power of attorney dated August 31, 2012 issued by each Founder to the WFOE; and (g) the fourth amendment to the exclusive technical service agreement to be entered into by and among WFOE, the Domestic Enterprise and the Founders on June 26, 2018.

“RMB Investor” or “RMB Investors” shall have the meaning as set forth in the Preamble.

“Rules” shall have the meaning as set forth in Section 10.14(c).

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local branches.

“SAFE Rules and Regulations” means the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Companies (国家外汇管理局关于境内居民通过特殊目的公境外投融资及返程投资外汇管理有关问题的通知, the “Circular 37”) issued by SAFE on July 4, 2014 and any other guidelines, implementing rules, reporting and registration requirements issued by SAFE in relation thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Preferred Shares” means the Company’s series A preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series B Preferred Shares” means Series B-1 Preferred Shares, Series B-2 Preferred Shares and Series B-3 Preferred Shares collectively.

“Series B-1 Preferred Shares” means the Company’s series B-1 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series B-2 Preferred Shares” means the Company’s series B-2 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series B-3 Preferred Shares” means the Company’s series B-3 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series C Preferred Shares” means Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series C-3 Preferred Shares collectively.

“Series C-1 Preferred Shares” means the Company’s series C-1 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series C-2 Preferred Shares” means the Company’s series C-2 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series C-3 Preferred Shares” means the Company’s series C-3 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series D Preferred Shares” means Series D-1 Preferred Shares and Series D-2 Preferred Shares collectively.

“Series D-1 Preferred Shares” means the Company’s series D-1 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series D-2 Preferred Shares” means the Company’s series D-2 preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Series E Preferred Shares” means the Company’s series E preferred shares, par value US$0.001 per share, with the rights and privileges as set forth in the Restated Articles.

“Shanghai Subsidiary” shall have the meaning as set forth in the Preamble.

“Shanghai Yuekun” shall have the meaning as set forth in Section 6.14.

“Shareholders Agreement” means the seventh amended and restated shareholders agreement to be entered into on or prior to the Offshore Closing by and among the parties named therein, which agreement shall be in the form and substance attached hereto as Exhibit B.

“Shenzhen Subsidiary” shall have the meaning as set forth in the Preamble.

“Software” means computer programs, including any and all software implementation of algorithms, models and methodologies (whether in source code or object code), databases and compilations (including any and all data and collections of data), and all related documentation.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital, for the avoidance of doubt, the branch of any Group Company shall not be regarded as a Subsidiary of such Group Company.

“Tax Return” means any return, report or statement showing Tax, used to pay Tax, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above.

“Trademark Compliance Plan” shall have the meaning as set forth in Section 7.8.

“Transaction Documents” means this Agreement, the Ancillary Agreements, the Restructuring Documents, the BCA Supplementary Agreement and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“US$” or “US Dollars” means the lawful currency of the United States of America.

“Warrantors” means, collectively, the Major Group Companies, the Founder Holding Companies and the Founders (with each of such Warrantors being referred to as a “Warrantor”).

“WFOE” shall have the meaning as set forth in the Preamble.

“WFOE Subsidiary” shall have the meaning as set forth in the Preamble.

2. TRANSACTIONS

2.1 Subject to the terms and conditions of this Agreement and the Transaction Documents, as applicable, as of the Offshore Closing, the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 5,293,189 Series E Preferred Shares. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Investor, and each Investor hereby agrees to subscribe for and purchase, on the date of the Closing, that type and number of Purchased Shares set forth opposite such Investor’s name on Schedule A, with such Investor to pay the Purchase Price set forth opposite its name on Schedule A attached hereto. At the Closing, each Investor shall pay the Purchase Price set forth opposite such Investor’s name in Schedule A to the Company.

3. CLOSING; CLOSING DELIVERIES

3.1 Closing.

(a) Upon the fulfillment and/or waiver of the conditions set forth in Sections 7 and 8 below:

(i) the Company shall request each Investor to subscribe for the Purchased Shares pursuant to Section 2 and deliver wire transfer instructions to such Investor as soon as practicable, but in no event later than one (1) Business Day after such fulfillment and/or waiver; and

(ii) the purchase and sale of the Purchased Shares shall take place remotely via the exchange of documents and signatures, on a date specified by the Parties, which date shall be no later than ten (10) Business Days after the fulfillment and/or waiver of the conditions set forth in Sections 7 and 8 below applicable to certain Investor, or at such other time and place as the Company and each Investor may mutually agree upon.

(b) With respect to each RMB Investor, upon the fulfillment and/or waiver of the conditions set forth in Sections 7 and 8 below (other than Sections 7.9 to 7.11 and Sections 8.5 and 8.6), and subject to any additional conditions as provided in the Convertible Loan Agreement (可转债投资协议) entered into by such RMB Investor, the Company and the Domestic Enterprise (each a “Loan Agreement”), such RMB Investor shall, within ten (10) Business Days thereafter, extend the loan to the Domestic Enterprise pursuant to such Loan Agreement.

3.2 Deliveries by the Company. At the Closing, in addition to any items the delivery of which is made an express condition to each Investor’s obligations at the Closing pursuant to Section 7, the Company shall deliver to each Investor:

(a) a certificate executed by a Founder and the Company as of the Closing, certifying that the conditions to the Closing set forth in Section 7 have been satisfied.

(b) a copy of the updated register of members of the Company, showing such Investor as the holder of such number of Series E Preferred Shares being purchased by such Investor at the Closing, certified by the registered agent or a director of the Company to be a true and complete copy of the original; and

(c) a copy of the share certificate, representing the issuance to such Investor of the Series E Preferred Shares being purchased by such Investor at the Closing, certified by the registered agent or a director of the Company to be a true and complete copy of the original, with the original (duly signed and sealed for and on behalf of the Company) to be delivered to such Investor within fifteen (15) Business Days after the payment of Purchase Price by such Investor.

3.3 Deliveries by each Investor. At the Closing, in addition to any items the delivery of which is made an express condition to the Company’s obligations at the Closing pursuant to this Agreement, each Investor shall pay its respective portion of the Purchase Price as indicated opposite such Investor’s name on Schedule A by wire transfer of immediately available funds in US Dollars to an account designated in the wire transfer instruction delivered by the Company pursuant to Section 3.1(a)(i).

3.4 Actions if Closing Conditions not Fulfilled.

(a) With respect to each Investor other than RMB Investors, if any condition set forth in Section 7 applicable to it has not been fulfilled or waived within sixty (60) days after the date hereof, such Investor is entitled to, at its own option, without prejudice to its rights hereunder and under applicable Law:

(i) defer the Closing to a later date while such date shall be as mutually agreed between such Investor and the Company;

(ii) proceed with the Company to the Closing so far as practicable (without limiting its rights under this Agreement); or

(iii) terminate this Agreement with respect to itself.

(b) With respect to each RMB Investor, if any condition set forth in Section 7 applicable to it (other than Sections 7.9 to 7.11) has not been fulfilled or waived within sixty (60) days after the date hereof, such Investor is entitled to, at its own option, without prejudice to its rights hereunder and under applicable Law, terminate this Agreement with respect to itself.

4. REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

Each of the Warrantors, jointly and severally, hereby represents, warrants and undertakes to each Investor, except as set forth in the Disclosure Schedule (disclosures contained in which shall be deemed to be the exceptions to the Company Warranties to the Investors only if such disclosures are fully, specifically and accurately stated therein), as of the date hereof that each of the Company Warranties set out in this Section 4 is true, complete and accurate, and not misleading in all respects, and acknowledges that the Investors are relying on the Company Warranties made by such Warrantors in this Section 4 in entering into this Agreement. Each of the Company Warranties made by any Warrantor in Section 4 shall be construed as a separate and independent Company Warranty. The Company Warranties made by each Warrantor in Sections 4.1, 4.4 through 4.6 shall be deemed to be repeated as of the Closing as if they were made on and as of the Closing and all references therein to the date of this Agreement were references to the Closing, and the Company Warranties made by each Warrantor in Sections 4.2, 4.3, 4.7 through 4.29 shall be deemed to be repeated as of the Offshore Closing as if they were made on and as of the Offshore Closing and all references therein to the date of this Agreement were references to the Offshore Closing except in either case for those Company Warranties that address matters only as of a particular date, which Company Warranties will have been true, correct and complete as of such particular date. The Warrantors are permitted to supplement the Disclosure Schedule by way of the supplemental disclosure to be given prior to or as of the Closing, the form and substance of which shall be subject to the agreement by the Company and the applicable Investor proposed to consummate the Closing and must be agreed such Parties no less than five (5) days prior to the Closing and, failing such agreement (which shall not be unreasonably withheld or delayed), no material change or supplementation shall be made to the Disclosure Schedule.

4.1 Organization, Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Law of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under each of the Transaction Documents to which it is a party. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would constitute a Company Material Adverse Effect.

4.2 Capitalization.

(a) Company Shares. Schedule D sets forth the capitalization of the Company as of the execution date of this Agreement and immediately following the Closing (assuming the maximum number of Series E Preferred Shares permitted to be issued under Section 2 of this Agreement are subscribed for, and subject to any change after the Offshore Closing).

(b) Company Options. Except for the Option Shares and the conversion privileges of the Preferred Shares or as otherwise set forth in the Disclosure Schedule, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the Equity Securities of the Company. Except as noted in this Section 4.2(b) and the rights provided in the Shareholders Agreement and Restated Articles, none of the Company’s outstanding share capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other Person).

(c) HK Subsidiary. The authorized share capital of the HK Subsidiary is HK$10,000, divided into 10,000 shares of HK$1.00 each, 1 of which is outstanding and held by the Company.

(d) PRC Group Companies. The HK Subsidiary legally and beneficially owns one hundred percent (100%) of the Equity Securities in the WFOE and all of such Equity Securities in the WFOE are duly vested in the HK Subsidiary as the owner in accordance with applicable PRC Law. Except as contemplated under the Restructuring Documents, there are no outstanding rights or commitments made by any Warrantor to sell any Equity Securities in any PRC Group Company. Except as set forth in the Restructuring Documents and the Disclosure Schedule, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the Equity Securities of any PRC Group Company. Except as set forth in the Restructuring Documents and their respective Constitutional Documents or as required by applicable Law, no outstanding Equity Securities of any PRC Group Company are subject to any preemptive rights, rights of first refusal or other rights to purchase such Equity Securities (whether in favor of such PRC Group Company or any other Person).

(e) Outstanding Security Holders. A complete and current list of all outstanding shareholders and any other holders of the Equity Securities of each Major Group Company (other than the Company) as of the date hereof and immediately prior to the Offshore Closing is set forth in the Disclosure Schedule, indicating the type and number of shares, options or other Equity Securities held by each such shareholder, option holder or other holder of the Equity Securities. All outstanding share capitals or registered capitals of each Group Company have been duly and validly issued (or subscribed for), fully paid and non-assessable. Except as set forth in the Restructuring Documents and the Disclosure Schedule, all share capitals or registered capitals of each Group Company are free and clear of any Lien (except for any restrictions on transfer under applicable Law). No outstanding share, option, warrant, registered capital or other Equity Security of any Group Company was issued or subscribed to in violation of the preemptive rights of any Person, terms of any Contract or any applicable Law, including without being limited to applicable securities Law and any exemption therefrom, by which each such Group Company at the time of issuance or subscription was bound. Except as set forth in the Restructuring Documents, the Disclosure Schedule and as contemplated under the Transaction Documents,

(i) there is no resolution pending to increase the share capital or registered capital of any Group Company;

(ii) except as provided in the ESOP, there is no outstanding Contract under which any Person purchases or otherwise acquires, or has the right to purchase or otherwise acquire, any interest in the share capital or registered capital of any Group Company;

(iii) there is no dividend which has accrued or been declared but is unpaid by any Group Company;

(iv) except for the ESOP, there is no outstanding or authorized equity appreciation, phantom equity, equity plan or similar right with respect to any Group Company; and

(v) none of the Group Companies, the Founders or the Founder Holding Companies is a party or is subject to any Contract that affects or relates to the voting of any Group Company’s Equity Securities.

4.3 Group Structure.

(a) Group Structure. Except for the Group Companies, the Company does not presently own or Control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity. Except for the branches and offices duly maintained by the Group Companies or as disclosed in the Disclosure Schedule, none of the Group Companies holds or Controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity. The capital and organizational structure of each PRC Group Company are valid and in full compliance with relevant PRC Law.

(b) Founders and Founder Holding Companies. Except for the Group Companies, the Founders and the Founder Holding Companies do not presently own or Control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

4.4 Due Authorization. All corporate actions on the part of each applicable Group Company and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of all of its obligations under this Agreement or any Transaction Documents, and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares have been taken or will be taken prior to the applicable Closing. Each Founder and his Founder Holding Company has the requisite power, capacity and authority to enter into, execute and deliver this Agreement and each of the Transaction Documents to which he or it is a party, and to perform all the obligations to be performed by such Founder and his Founder Holding Company hereunder and thereunder. Each of the Transaction Documents, when executed and delivered, will constitute valid and binding obligations of each Warrantor to the extent such Warrantor is a party to such Contract, enforceable against such Warrantor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Law affecting creditors’ rights generally and to general equitable principles.

4.5 Consents; No Conflict. Except as disclosed in the Disclosure Schedule or otherwise disclosed to the Investors by the Warrantors in writing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party on the part of any Warrantor is required in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, other than those already secured or effected or will be secured or effected prior to applicable Closing. There is no applicable Law or legal requirement, agreement, judgment, injunction order or decree binding upon any Group Company which has or could reasonably be expected to have the effect of conflicting with or prohibiting or impairing in any material respect any of its current business practices, its acquisition of property or the conduct of its business as it is currently conducted.

4.6 Valid Issuance of Purchased Shares. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, nonassessable and free and clear of any Lien, except any Lien imposed by the Transaction Documents and the applicable Law. All Ordinary Shares issuable upon conversion of the Purchased Shares will be duly and validly issued, fully paid and nonassessable. Subject to the representations and warranties made by the Investors in Sections 5.2 and 5.3, the offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration and/or qualification requirements of all applicable securities Law.

4.7 Liabilities. Except as disclosed in the Financial Statements and the Disclosure Schedule, none of the Group Companies has any indebtedness for borrowed money that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which such Group Company has otherwise become directly or indirectly liable. Except as disclosed in the Financial Statements and the Disclosure Schedule, none of the Warrantors is a guarantor or indemnitor of any indebtedness of any other Person.

4.8 Title to Properties and Assets. Each Group Company has good and marketable titles to, or valid rights to use, all of its material properties and assets (whether tangible or intangible) that it purports to own (including as reflected in its balance sheets of the Financial Statements) or that it currently uses (except for such assets as have been spent, sold or transferred in the ordinary course of business since the Balance Sheet Date), free and clear of any and all Liens of any party other than the lessors of such property and assets in the case that it is leased by any Group Company. Such properties and assets collectively represent in all material respects all properties and assets necessary for the conduct of the business of the Group Companies as presently conducted and as proposed to be conducted, and have been properly maintained and are in good working condition in all material respects. Each Group Company has been and is in compliance with all the leases with respect to the property and assets it leases in all material respects.

4.9 Status of Proprietary Assets.

(a) Ownership of Proprietary Assets. Each of the Group Companies owns all right, title and interest in and to, free and clear of all Liens, or has all necessary and valid rights to use, all of the material Proprietary Assets, and no item of Proprietary Assets is subject to any outstanding injunction, judgment, order, decree, ruling or charge. Each Proprietary Assets owned by the Group Companies is valid, enforceable, and subsisting, in full force and effect, and has not been cancelled, expired or abandoned. To the Knowledge of the Warrantors, none of the Warrantors is aware of any notice, claim or assertion that any item of Proprietary Assets owned by the Group Companies is invalid and is aware of any actual, threatened or pending claim, action, opposition, re-examination, interference or cancellation proceeding with respect thereto. The Disclosure Schedule sets forth a complete and accurate list of each item of material Proprietary Assets owned by the Group Companies, including without limitation the Proprietary Assets which is a patent, patent application, registered trademark or service mark (or applications and renewals thereof), material unregistered trademark or service mark (including domain name registrations), trade name, domain name, registered copyright (or applications and renewals thereof), material unregistered copyright and Software.

(b) Use of Proprietary Assets. To the Knowledge of the Warrantors, the Group Companies have not interfered with, infringed upon, misappropriated or violated any rights of third parties to the Proprietary Assets due to its use of Proprietary Assets, and the Group Companies have not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation, nor is any Group Company aware of any reasonable basis therefor. To the Knowledge of the Warrantors, no third party has interfered with, infringed upon, misappropriated or violated any rights of the Group Companies to any of the material Proprietary Assets owned by the Group Companies. Except as set forth in the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind granted by any Group Company relating to the Proprietary Assets owned by any Group Company, and such Group Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Assets owned by any other Person, except for standard end-user agreements with respect to commercially available Proprietary Assets such as “off the shelf” computer software all of which are valid and fully paid. Each Group Company has used best efforts to protect its title and ownership in the Proprietary Assets owned by such Group Company and the confidentiality of its trade secrets. To the Warrantors’ best Knowledge, there has been no material disclosure of any trade secrets of any Group Company by any Person other than pursuant to the terms of a non-disclosure agreement, and, to the Warrantors’ best Knowledge, no party to any non-disclosure agreement relating to the Company’s trade secrets is in breach or default thereof.

(c) Work Products Owned by Group Companies. All of personnel of any Group Company, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the material Proprietary Assets on behalf of such Group Company with respect to the business of such Group Company, either (i) have been a party to a “work-for-hire” arrangement or similar agreement with such Group Company, in accordance with applicable Law, that has accorded such Group Company full, effective, exclusive, and original ownership of all tangible and intangible property and related rights thereby arising, or (ii) have executed appropriate instruments of assignment in favor of such Group Company that have conveyed to such Group Company full, effective, and exclusive ownership of all tangible and intangible property and related rights thereby arising.

(d) Employees’ Invention. To the Knowledge of the Warrantors, none of the Group Companies is aware that any of Key Officers or key employees with position of vice president or higher is obligated under any agreement or contract (including licenses, covenants or commitments of any nature) or instrument, or subject to any judgment, decree or order of any court or governmental agency or instrumentality, that would interfere with the devotion of his full-time service to such Group Company or that would conflict with the business as currently conducted or as proposed to be conducted by such Group Company. Neither the execution nor delivery of this Agreement or the Transaction Documents, nor the carrying on of the business as currently conducted or as proposed to be conducted by any Group Company, will, to the Warrantors’ best Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a violation or default under, any such Contract, judgment, decree or order under which any of such officers or employees are currently obligated. None of the Group Companies believes it is or will be necessary to utilize any inventions of any of its officers or employees (or people it currently intends to hire) made prior to or outside the scope of their employment by such Group Company.

4.10 Material Contracts and Obligations. All Material Contracts are listed in the Disclosure Schedule and have been made available for inspection by or, if they are oral Contracts, have been summarized in writing for the Investors and the counsels thereof. Each Material Contract is a valid, binding and enforceable agreement of the parties thereto, the performance of which does not violate any applicable Law, and is in full force and effect, and the terms thereof have been complied with by the relevant Group Companies and, to the best Knowledge of each Warrantor, by all the other parties thereto. There are no circumstances likely to give rise to any breach of such terms, no grounds for rescission, avoidance or repudiation of any of the Material Contracts and no notices of violation, default, termination or intention to terminate (whether or not such notice is in writing) have been received in respect of any Material Contract.

4.11 Litigation.

(a) General. Except as disclosed in the Disclosure Schedule, there is no Action pending or, to the best Knowledge of the Warrantors, threatened, against any Group Company or the business of the Group Companies, and each Warrantor is not aware of any event or circumstance that may form a basis for any such Action. The foregoing includes, without limitation, Actions pending or threatened against the Group Companies, the Founders or the Founder Holding Companies or the business of the Group Companies, the Founders or the Founder Holding Companies (or any basis therefor known to the Warrantors) involving the prior employment of any of the Group Companies’ employees, their use in connection with the business of the Warrantors of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers. None of the Group Companies, the Founders or the Founder Holding Companies is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority. There is no Action initiated by the Group Companies that is currently pending or that any Group Company intends to initiate.

(b) Action Relating to this Agreement. There is no Action pending or, to the best Knowledge of the Warrantors, threatened, that questions the validity of this Agreement, or any of the Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby or that could, individually or in the aggregate, result in a Company Material Adverse Effect or a change in the current equity ownership of any Group Company.

(c) Anti-Corruption Law Matters. To the best Knowledge of the Warrantors, there are no Actions pending or threatened against any Group Company, Founder, Founder Holding Company or any director, officer, agent, employee or any other Person acting for or on behalf of the foregoing, alleging a violation of any Anti-Corruption Law, (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Group Companies.

(d) Money Laundering and Financing of Terrorism. None of the Group Companies, the Founders or the Founder Holding Companies has been charged, convicted, fined or otherwise sanctioned in any litigation, administrative, regulatory or criminal investigation or proceeding or freezing of assets by any Governmental Authority involving any aforesaid Persons or their respective director, officer, agent, employees or any other Person acting for or on behalf thereof with regard to money laundering or financing of terrorism.

4.12 Compliance with Law.

(a) General Compliance. None of the Group Companies, the Founders or the Founder Holding Companies is in violation or has been in material violation of any applicable Law. All Approvals from any Governmental Authority and any third party which are required to be obtained or made by each Warrantor and each Group Company under applicable Law in connection with the due and proper establishment of each Group Company and the conduct of the business or the consummation of the transactions contemplated hereunder, the absence of which would be reasonably likely to have a Company Material Adverse Effect, have been obtained or completed in accordance with the relevant Law, are not in default, and are in full force and effect. None of the Group Companies is in receipt of any letter or notice from any Governmental Authority notifying revocation of any permits or Licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it. In respect of Approvals, Licenses or permits requisite for the conduct of any part of the business of the Group Companies which are subject to periodic renewal, none of the Warrantors has any reason to believe that such requisite renewals will not be timely granted by the relevant Governmental Authorities. The execution, delivery and performance of and compliance with each of the Transaction Documents will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Restated Articles or similar charter documents of any Group Company, any such contract, agreement or instrument to which any Warrantor is a party or to which the assets of any Group Company is subject, an event which results in the creation of any Lien upon any asset of any Group Company, or any violation of any applicable Law.

(b) PRC Law Compliance.

(i) General. Except as disclosed in the Disclosure Schedule, each of the PRC Group Companies is and has in all material aspects been operating its business in compliance with all relevant PRC Law and with all requisite Licenses, permits and Approvals granted by the competent PRC Governmental Authorities. All Approvals from any PRC Governmental Authority and any third party which are required to be obtained or made by each Group Company under applicable PRC Law in connection with the due and proper establishment of each PRC Group Company and the conduct of the business or the consummation of the transactions contemplated hereunder, including but not limited to the registrations with the PRC Ministry of Commerce, the State Administration of Market Regulation of PRC, SAFE, tax bureau, customs authorities, environmental protection authorities, fire and rescue authorities, and product registration authorities, have been obtained or completed in accordance with the relevant PRC Law, not in default, and are in full force and effect and there exist no grounds on which any such Approval may be cancelled or revoked or any PRC Group Company or its legal representative may be subject to liability or penalties for misrepresentations or failures to disclose information to the issuing PRC Governmental Authorities.

(ii) Licenses. Unless otherwise disclosed in the Disclosure Schedule, each Group Company owns or validly holds all Licenses that are necessary to conduct its business and own and operate its assets and properties as presently conducted and operated and as proposed to be conducted and operated, the absence of which would have a Company Material Adverse Effect. All Licenses held by each Group Company are valid, binding and in full force and effect. No Group Company is or has at any time been, or has received any notice that it is or has at any time been, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License. All filings and registrations with relevant Governmental Authorities required in respect of each of the Group Companies and its operations and businesses have been duly and timely completed in accordance with all applicable Law in all material respects. To the Knowledge of the Warrantors, the consummation of the transactions contemplated under the Transaction Documents will not result in a termination or revocation of any of the material Licenses of the Group Companies. Each Group Company is in compliance with all material respects of applicable requirements of the competent Governmental Authorities to which it and its business are subject.

(iii) SAFE. Except as disclosed in the Disclosure Schedule, the Founders and any other Person who is required to comply with the SAFE Rules and Regulations (other than shareholders of the Company holding any Preferred Share and their directly or indirectly beneficial owners) has obtained registration with SAFE with respect to their holdings of Equity Securities in the Company in accordance with the SAFE Rules and Regulations and none of them has received any oral or written inquiries, notifications, orders or any other forms of official correspondence from SAFE with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations.

(c) Anti-Corruption Law Compliance. None of the Group Companies, the Founders or the Founder Holding Companies or, any director, officer, agent, employee, or any other Person acting for or on behalf of the foregoing, has violated the Anti-Corruption Law, nor has any of the above Persons offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any Government Official or to any Person under circumstances where there is a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of6

(i) (A) influencing any act or decision of such Government Official in his official capacity, (B) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, or

(ii) assisting any Group Company in obtaining or retaining business for or with, or directing business to any Group Company.

(d) Privacy Law Compliance. The Group Companies have complied in all material respects with all privacy policies, all applicable Privacy Law and all contractual commitments that the Group Companies have entered into with respect to personal information. None of the Group Companies has received any written notice of any claims, investigations (including, but not limited to, investigations by regulatory authorities or any data protection authorities), or alleged violations of Privacy Law with respect to personal information possessed by or otherwise subject to the control of the Group Companies, and, to the Knowledge of the Warrantors, there are no facts or circumstances which could form the basis for any such claim.

4.13 Compliance with Other Instruments and Agreements. The Constitutional Documents of each Group Company are valid and have been duly approved or issued (as applicable) by competent Governmental Authorities in the jurisdiction where such Group Company is incorporated. None of the Group Companies is in nor shall the business as currently conducted or proposed to be conducted result in violation, breach or default of any term or provision of the Constitutional Documents, or of any term or provision of any Contract to which such Group Company is a party or by which it may be bound, or of any provision of any Law applicable to or binding upon such Group Company in material respects. The Constitutional Documents of each Group Company are made available to the Investors. Each Group Company has been in compliance with its Constitutional Documents in material respects, to the Knowledge of the Warrantors, none of the Group Companies has violated or breached any of their respective Constitutional Documents in material respects. The register of members and directors of each Group Company (if applicable) is correct. There has been no notice of any proceedings to rectify any such register, and there are no circumstances which might lead to any application for its rectification. All Constitutional Documents required to be filed by each of the Group Companies with the applicable Governmental Authority in respect of the relevant jurisdiction in which such Group Company is being incorporated have been properly made up and filed.

4.14 Disclosure. No Warranty made by any of the Warrantors in this Agreement and no information or materials provided by any of the Warrantors to the Investors in connection with the negotiation or execution of this Agreement or any Transaction Document contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.15 Registration Rights. Except as provided in the Shareholders Agreement, no Group Company has granted or agreed to grant any Person any registration rights (including piggyback registration rights) with respect to, nor is any Group Company obliged to list, any Group Company’s Equity Securities on any securities exchange.

4.16 Insurance. Except as provided in the Disclosure Schedule, each Group Company has obtained and maintains the insurance coverage of the same types and at the same coverage levels as other similarly situated companies in the same industry in which such Group Company operates its business or possesses its properties and assets, in accordance with its best commercial practices. To the best Knowledge of the Warrantors, nothing has been done or omitted to be done by or on behalf of any Group Company which would make any policy of insurance void or voidable or enable the insurers to avoid the same and there is no claim outstanding under any such policy and, to the best Knowledge of the Warrantors, there are no facts or circumstances likely to give rise to such claim or result in an increased rate of premium. All information furnished in obtaining or renewing the insurance policies of each Group Company was correct, full and accurate when given and any change in that information required to be given was correctly given. No Group Company is in default under any of these policies. No Group Company has suffered any uninsured losses or waived any rights of material or substantial value or allowed any insurance to lapse. No claim under any policy of insurance taken out in connection with the business or assets of any Group Company is outstanding and, to the best Knowledge of the Warrantors, there are no facts or circumstances likely to give rise to such a claim.

4.17 Financial Statements. The Financial Statements (i) have been prepared in accordance with the books and records of each Group Company, (ii) are true, correct and complete and present fairly the financial condition of the Group Companies at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with the GAAP and the IFRS applied on a consistent basis, except as to the unaudited consolidated Financial Statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the most recent balance sheets included within the Financial Statements disclose all of each Group Company’s debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed on a balance sheet in accordance with the GAAP and the IFRS, other than current liabilities that were incurred after the Balance Sheet Date in the ordinary course of business consistent with its past practices that are not material in the aggregate. The Group Companies maintain a standard system of accounting established and administered in accordance with the GAAP and the IFRS.

4.18 Activities Since Balance Sheet Date. Since the Balance Sheet Date, except as contemplated in the Transaction Documents, with respect to each Group Company, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of such Group Company from that reflected in the Financial Statements, except changes in the ordinary course of business of such Group Company that have not been material adverse to such Group Company;

(b) any change in the contingent obligations of such Group Company by way of guarantee, endorsement, indemnity, warranty or otherwise, except changes in the ordinary course of business of such Group Company that have not been material adverse to such Group Company;

(c) any damage, destruction or loss, whether or not covered by insurance, that constitutes or results in, the aggregate, a Company Material Adverse Effect;

(d) any satisfaction or discharge of any Lien or payment of any obligation by such Group Company, except such satisfaction, discharge or payment made in the ordinary course of business of such Group Company that do not constitute or result in, the aggregate, a Company Material Adverse Effect;

(e) any change or amendment to a Material Contract by which such Group Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

(f) any change in any compensation arrangement or agreement with any present or prospective the Key Officers and other key employees with positions of vice presidents or higher or director;

(g) any sale, assignment or transfer of any Proprietary Assets or other intangible assets of such Group Company, except such sale, assignment or transfer made in the ordinary course of business of such Group Company that do not constitute or result in, the aggregate, a Company Material Adverse Effect;

(h) any resignation or termination of employment with any Key Officers;

(i) any mortgage, pledge, transfer of a security interest in, or Lien created with respect to any of such Group Company’s properties or assets, except for Liens for taxes not yet due or payable or any transfer incurred in the ordinary course of business of such Group Company that have not been material adverse to such Group Company;

(j) any Financial Debt (as defined in the Shareholders Agreement) incurred, assumed or guaranteed by such Group Company;

(k) any declaration, setting aside or payment or other distribution in respect of any of such Group Company’s Equity Securities, or any direct or indirect redemption, purchase or other acquisition of any of such Equity Securities by such Group Company;

(l) any failure to conduct business in the ordinary course of business;

(m) any transactions with any of its officers, directors or employees, or any Relative of such Person, or any Person Controlled by such Person, other than the Contracts relating to employment or service of employees, directors, supervisors, advisors and consultants and accrued salaries, reimbursable expenses or other standard employee benefits;

(n) any other event or condition of any character which could reasonably be expected to constitute or result in a Company Material Adverse Effect; or

(o) any agreement or commitment by such Group Company, any Founder Holding Company or the Founders to do any of the things described in this Section 4.18.

4.19 Tax Matters.

(a) General. The provisions for Tax in the respective Financial Statement are sufficient for the payment of all accrued and unpaid applicable Tax of each Group Company, whether or not assessed or disputed as of the date of each such balance sheet. Each Group Company has duly and timely filed all Tax Returns required to have been filed by it and all such Tax Returns are true, correct, and complete in all material respects. Each Group Company has withheld and paid all Tax which are required to be withheld or due and payable (whether or not shown on any Tax Return), including the Tax in connection with any amounts due or owing to any employee, independent contractor, creditor, stockholder or other third party, and no Tax Liens are currently in effect against any of the assets of any Group Company. None of the Group Companies is subject to any waivers of applicable statutes of limitations with respect to Tax for any year. Since the Balance Sheet Date, none of the Group Companies has incurred any Tax, assessments or governmental charges other than in the ordinary course of business and each Group Company has made adequate provisions on its books of account for all Tax, assessments and governmental charges with respect to its business, properties and operations for such period. Any preferential Tax treatment enjoyed by any Group Company on or prior to the Offshore Closing has been in compliance with all applicable Law and will not be subject to any retroactive deduction or cancellation except as a result of retroactive effects of changes in applicable Law. None of the Group Companies is treated as a resident for Tax purposes of, or is otherwise subject to income Tax in, a jurisdiction other than the jurisdiction in which it has been established.

(b) Tax Authority. There have been no examinations or audits of any Tax Returns by any applicable Governmental Authority, and no issues relating to Tax of any Group Company were raised by the relevant Governmental Authorities in any completed audit or examination. No written claim has ever been made by any Governmental Authority in a jurisdiction where the Group Companies does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction. None of the Group Companies has received notice of any proposed or determined Tax deficiency or assessment from any Governmental Authority.

4.20 Interested Party Transactions. Except as disclosed in the Disclosure Schedule, the Transaction Documents, the Restructuring Documents and the previous financing documents of the Group Companies, no Interested Party (a) currently has or has had direct or indirect interests in (i) any Contract to which any Group Company is a party or by which it or its properties may be bound or affected, or (ii) any Person with which any Group Company Competes, is affiliated, or has a business relationship, or (b) is indebted to any Group Company nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any Interested Party (other than the Contracts relating to employment or service of employees, directors, supervisors, advisors and consultants and accrued salaries, reimbursable expenses or other standard employee benefits).

4.21 Employment Matters.

(a) General. Each Group Company (i) is in compliance in material aspects with all applicable Law respecting employment, employment practices and terms and conditions of employment, including without limitation the applicable PRC Law pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits and pensions; (ii) has withheld and reported all amounts required by any applicable Law or any Contract to be withheld and reported with respect to wages, salaries and other payments to employees; (iii) is not liable for any arrear of wages, Tax or penalty for failure to comply with any of the foregoing; and (iv) other than as required by applicable Law, is not liable for any payment to any trust or fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees. There are no pending or, to the Knowledge of each Warrantor, threatened or reasonably anticipated Actions against any Group Company under any worker’s compensation policy or long-term disability policy. No Group Company has direct or indirect liability with respect to any misclassification of any Person as an independent contractor rather than as an employee.

(b) Employment Relation. Each of officers (including Key Officers) and other full-time employees of the Group Companies has duly executed an Employment-Related Agreement as required by the applicable laws, which is in full force and effect and binding upon and enforceable against each such person, and to the best Knowledge of the Warrantors, none of the such person or any Group Companies is in violation thereof. None of the Warrantors is aware that any Key Officer intends to terminate his or her employment with any Group Company, or any Group Company has a present intention to terminate the employment of any Key Officer. Except for the ESOP or as required by applicable Laws, there is no share incentive, share option, profit sharing, bonus or other incentive arrangement for or affecting any current or former employee or worker of any Group Company. Except as required by applicable Law, no Group Company has or maintains any employee benefit plan, employee pension plan, medical insurance, or life insurance to which any Group Company contributed or is obligated to contribute thereunder for current or former employees of any Group Company.

4.22 No Other Business.

(a) Company. The Company was formed solely to acquire and hold, directly or indirectly, the Equity Securities of other Group Companies and since its formation has not engaged in any other business and has not incurred any liability in the course of its business of acquiring and holding, directly or in its Equity Securities in the HK Subsidiary.

(b) HK Subsidiary. The HK Subsidiary was formed solely to acquire and hold Equity Securities in the WFOE and since its formation has not engaged in any other business and has not incurred any liability in the course of its business of acquiring and holding its Equity Securities in the WFOE.

(c) PRC Group Companies. The PRC Group Companies are engaged solely in the Principal Business and have no other business activities.

4.23 Minute Books. The minute books of each Group Company which have been made available to the Investors contain a complete summary of all meetings and actions taken by directors, shareholders or owners of such Group Company since its formation, and reflect all transactions referred to in such minutes accurately in all material respects.

4.24 Obligations of Management. Each of the Founders and the Key Officers is currently devoting one hundred percent (100%) of his or her working time to the conduct of the business of the Group Companies. None of the Key Officers, directly or indirectly, owns, manages, is engaged in, operates, Controls, works for, consults with, renders services for, does business with, maintains any interest in (proprietary, financial or otherwise) or participates in the ownership, management, operation, or Control of, any Restricted Business, whether in corporate, proprietorship or partnership form or otherwise, except for the acquisition by a Key Officer, directly or indirectly, of less than one percent (1%) of the outstanding shares of any publicly traded company engaged in a Restricted Business.

4.25 Insolvency. The aggregate assets of the Group Companies taken as a whole, at a fair valuation, exceeds or will exceed the aggregate debt of the Group Companies taken as a whole, as the debt becomes absolute and mature, and each Group Company does not incur or intends to incur debt beyond its ability to pay such debt as such debt becomes absolute and matures. There has not been commenced against any Group Company an involuntary case under any applicable national, provincial, city, local or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, or any Action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Group Companies or for any substantial part of its property or for the winding up or liquidation of its affairs.

4.26 UN Security Council Resolutions. Neither a Group Company, a Founder, a Founder Holding Company, nor any Person acting on its or his behalf, has entered into any transaction or engaged in any activity prohibited by any resolution issued by the United Nations Security Council under Chapter VII of the UN Charter.

4.27 Criminal Offenses. Neither a Warrantor, nor any Person acting on its or his behalf whose acts could incur any Warrantor’s vicarious liability, has carried out any actions or made any omissions which could result in any Warrantor incurring criminal sanctions.

4.28 Environmental Matters. There are no material social or environmental risks or issues in respect of the Company Operations. None of the Warrantors has received or is aware of (i) any existing or threatened complaint, order, directive, claim, citation or notice from any Governmental Authority, or (ii) any written communication from any Person, in either case, concerning the failure of the Company Operations to comply with any matter covered by any applicable Law.

4.29 No Immunity. Neither a Warrantor nor any of its or his properties enjoys any right of immunity from set-off, suit or execution with respect to its or his obligations under this Agreement and the Transaction Documents.

5. REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor, severally but not jointly, represents and warrants to the Company as follows:

5.1 Due Authorization. Such Investor has all requisite power, authority and capacity to enter into this Agreement and the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements to which it is a party have been duly authorized, executed and delivered by such Investor. This Agreement and the Ancillary Agreements to which it is a party, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with its terms and subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Law affecting creditors’ rights generally and to general equitable principles.

5.2 Purchase for Own Account. The applicable Purchased Shares will be acquired for such Investor’s own account, and not as a nominee or agent.

5.3 Restricted Securities. Such Investor understands that the Purchased Shares being purchased by it and the shares issuable upon conversion of the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the Purchased Shares and the shares issuable upon conversion of the Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

6. COVENANTS

Each of the Warrantors, jointly and severally, covenants to each Investor who has completed the Closing those undertakings as provided in Sections 6.1 to 6.14, and covenants to each Investor the undertaking as provided in Section 6.15:

6.1 Use of Proceeds from the Sale of Purchased Shares. The proceeds from the issuance and sale of the Purchased Shares shall only be applied or used for the operation and development of the Principal Business, and shall in no event be applied or used to repay or settle any other indebtedness owing by any Group Company to any of its shareholders, directors, officers or any other Persons related in whatever respect with any of the foregoing parties which are not indicated in the Financial Statements and the Disclosure Schedule without the prior written consent of the Investors holding more than fifty percent (50%) of the Purchased Shares.

6.2 Business of the Company and the HK Subsidiary. Except as otherwise approved by the Board in accordance with the Restated Articles, the business of the Company shall be restricted to the direct or indirect holding, management and disposition of Equity Securities in other Group Companies and other companies or entities, and the business of the HK Subsidiary shall be restricted to the holding, management and disposition of Equity Securities in the WFOE, HK Co and other companies or entities.

6.3 Business of the PRC Group Companies. Except as otherwise approved by the Board in accordance with the Restated Articles, the business of each of the PRC Group Companies shall be restricted to the Principal Business.

6.4 Employment-Related Agreement. The Company shall cause each of all existing and future full-time employees of the Group Companies to enter into an Employment-Related Agreement in the form in compliance with the applicable Law. Each PRC Group Company shall at all times keep the minimum number of employees required by applicable Law in order to maintain all Licenses and permits necessary to conduct its any business in the manner as currently and then conducted.

6.5 Compliance.

(a) Compliance with Law. The Warrantors shall cause the Group Companies to, conduct their respective business as now conducted and as proposed to be conducted materially in compliance with all applicable Law on a continuing basis, including but not limited to the Law regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, advertisement, telecommunication and e-commerce, intellectual property rights, taxation, labor and social welfare, welfare funds, social benefits, medical benefits, insurance, retirement benefits, and pensions or the like.

(b) SAFE Registration. Each Founder shall, and each Warrantor shall use its best efforts to cause the Founders and any other person participating the ESOP who is a PRC resident and beneficially holds any Equity Securities in the Company to, at the expense of the Founders or such person, fully comply with all requirements of the PRC Governmental Authorities with respect to his or her holding of Equity Securities in the Company on a continuing basis (including, but not limited to, all reporting obligations imposed by and all Approvals, permits, filings, registrations and updates of registration required by the SAFE Rules and Regulations and the PRC Governmental Authorities in connection therewith).

6.6 Business Permits or Licenses. Each of the Group Companies shall, and each of the Warrantors shall cause such Group Company to, at all times maintain the appropriate governmental permits or Licenses required to conduct the Principal Business and any other business conducted by the Group Companies at any given time, and shall not permit any Group Company to conduct any business for which it does not have the appropriate governmental permits or licenses. In particular, as soon as practicable following the Offshore Closing, the Warrantors shall use their commercially reasonable efforts to cause (i) all the PRC Group Companies and their branches operating the business recycling of waste or second hand materials to, add description of “recycling of waste or second hand materials (废旧物资回收)” or similar language into business scope stated in the business license of such companies; (ii) all the PRC Group Companies and their branches operating the business of renewable resources recycling to obtain the necessary Approvals according to applicable Laws; (iii) all the PRC Group Companies and their branches operating the Principal Business to complete the filings with each local public security department where they operate the recycling business once such local public security department accepts the filings from the respective PRC Group Companies and their branches; (iv) before December 31, 2020, the Shanghai Subsidiary to obtain the Value-Added Telecommunication Business Operation License with the business scope covering the online data processing and transaction processing business; and (v) the Shanghai Subsidiary to submit filing with the competent authorities for the information of all the franchisees with respect to its commercial franchising business.

6.7 Tax Matters. The Company will comply and will cause any and all Group Companies to comply on an annual basis with respect to its taxable year with all record- keeping, reporting, and other requirements necessary for the Company and any Group Companies to comply with any applicable Tax Law or to allow any direct or indirect shareholder or owner to avail itself of any applicable provision of Tax Law. The Company will also provide each Investor with necessary documentation or information requested by such Investor to allow such Investor or its direct or indirect shareholder to comply with applicable Tax Law.

6.8 Obligations of Management; Non-Compete and Non-Solicitation.

(a) Non-compete. Each Founder shall, and each Warrantor shall cause each Founder to, devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies. Each Founder hereby covenants and undertakes that, during the period when he is holding any office in and/or has any direct or indirect interest in any Group Company (whichever is longer) and for a further period of twenty-four (24) months thereafter, he shall not, directly or indirectly through any Affiliate or Associate, own, manage, be engaged in, operate, Control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or Control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the Principal Business or otherwise Competes with any Group Company.

(b) Non-solicitation. Each Founder further covenants and undertakes that, he shall not cause, solicit, induce or encourage any employees of the Group Companies to leave such employment or hire, employ or otherwise engage any such individual, or cause, induce or encourage any material actual or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other Person who has a material business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship.

6.9 Keeping Records and Books of Account. Each Group Company will keep adequate records and books of account, in which complete entries will be made on a consistent basis in accordance with the GAAP and the IFRS or other accounting principles as approved pursuant to the Shareholders Agreement, reflecting all financial transactions of the Group Companies, to the extent required by the GAAP and the IFRS or such other accounting principles, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made in accordance with the GAAP and the IFRS or such other accounting principles.

6.10 Cancellation of Foreign Exchange Registration. The Warrantors shall procure the Shanghai Subsidiary to complete the cancellation of foreign exchange registration for the disposal of the HK Co.

6.11 Registration of Software Copyright. The Warrantors shall procure the Group Companies to register the copyrights of “爱机汇 APP” and “机大侠 APP” as soon as practical after the Offshore Closing (in any event within nine (9) months after the Offshore Closing.

6.12 Trademark Compliance Plan. The Group Companies shall and the Warrantors shall cause the Group Companies to implement the Trademark Compliance Plan in accordance with the time schedule as provided therein.

6.13 Authorizations for Using Trademarks. The Group Companies shall and the Warrantors shall cause the Group Companies to (i) obtain the authorizations to use the registered trademarks which are set out on the Group Companies’ website (www. aihuishou.com) from the owners of such trademarks; or (ii) remove the trademarks which are set out on the foregoing website.

6.14 Repayment Plan. Within two (2) months after the Offshore Closing, the Group Companies shall and the Warrantors shall cause the Group Companies to formulate a settlement plan, and enter into definitive agreements with Beijing Xichen Technology Co., Ltd. (北京希辰科技有限公司) (“Beijing Xichen”) and Shanghai Yuekun Environmental Protection Technology Co., Ltd. (上海悦鲲保科技有限公司) (“Shanghai Yuekun”), as applicable, in respect of such settlement plan, in each case to the reasonably satisfaction of Jing Dong, regarding: (i) the repayment of outstanding loans and interests owed to certain Group Companies by Beijing Xichen and Shanghai Yuekun, including the amount which was paid by the Group Companies on behalf of Shanghai Yuekun to third-parties and has not been repaid by Shanghai Yuekun; (ii) the settlement of the amounts collected and paid pursuant to the Assets and Business Transfer Agreement entered into by and among Shanghai Yuekun, Domestic Enterprise, Shanghai Subsidiary and Changzhou Subsidiary.

6.15 Additional Covenants. Except as required by this Agreement, no resolution of the directors, owners, members, partners or shareholders of the Group Companies shall be passed, nor shall any Contract be entered into, in each case, prior to the Closing without the prior written consent of each Investor, except that each Group Company may carry on its respective business in the same manner as heretofore and may pass resolutions and enter into Contracts so long as they are effected in the ordinary course of business. If at any time before the Closing, any Warrantor comes to know of any material fact or event which:

(a) is inconsistent with any of the Company Warranties given by any Warrantor,

(b) suggests that any fact warranted may not be as warranted or may be misleading, or

(c) might affect the willingness of a prudent investor to purchase the Purchased Shares or the amount of consideration which any Investor would be prepared to pay for the Purchased Shares, such Warrantor shall give immediate written notice thereof to each Investor in which event any Investor may terminate this Agreement with respect to itself by written notice to the other Parties without any penalty whatsoever and without prejudice to any rights that such Investor may have under this Agreement or applicable Law.

7. CONDITIONS TO INVESTORS’ OBLIGATIONS AT THE CLOSING

The obligations of the Investors to consummate the transactions under Section 2 of this Agreement are subject to the fulfillment, to the satisfaction of each Investor on or prior to the Closing, or waiver by each Investor, of the following conditions:

7.1 Representations and Warranties True and Correct. The Company Warranties made by the Warrantors in Section 4 shall be, in all material respects, true and correct and complete when made, and shall be, in all material respects, true and correct and complete as of the Closing with the same force and effect as if they have been made on and as of the Closing.

7.2 Performance of Obligations. Each Warrantor shall have, in all material respects, performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.3 Proceedings and Documents. All corporate and other proceedings of the Major Group Companies and the Founder Holding Companies in connection with the transactions contemplated hereby and all documents and instruments incidental to such transactions shall be satisfactory in substance and form to the Investors.

7.4 Consents and Waivers. Each Warrantor shall have obtained any and all corporate authorizations and consents of third parties (other than any Approval which shall be obtained after the Closing pursuant to the Transaction Documents) necessary for the consummation of the transactions contemplated hereby, including but not limited to waivers of any consent rights, anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Purchased Shares at the Closing, each of which shall be in full force and effect as of the Closing, and shall have delivered copies of the foregoing to the Investors.

7.5 Adoption of Restated Articles. The Restated Articles shall have been duly adopted by the Company by all necessary corporate actions of the Board and its shareholders and submitted for filing with competent corporate registry of the Cayman Islands as of the Offshore Closing as evidenced by an email confirmation from the registered agent of the Company, and the scanned copy of which shall have been delivered to the Investors.

7.6 Execution of Transaction Documents. At the Closing, the Company shall have delivered to applicable Investor all the Transaction Documents to which such Investor is a party, duly executed by the Company and all other parties thereto (except for the Investors) including the Shareholders Agreement in the form attached hereto as Exhibit B.

7.7 No Company Material Adverse Effect. There shall have been no Company Material Adverse Effect since the Balance Sheet Date.

7.8 Trademarks Applications and Compliance Plan. The Group Companies shall have formulated a trademark application and compliance plan for all the trademarks used by the Group Companies and having not been registered (the “Trademark Compliance Plan”) to the reasonably satisfaction of Jing Dong.

7.9 BCA Supplementary Agreement. Solely with respect to Jing Dong’s consummation of its obligations under Section 2, the Company shall have entered into the BCA Supplementary Agreement with JD Parent or an Affiliate of Jing Dong.

7.10 Repayment of the RMB Loan. With respect to each RMB Investor’s consummation of its obligations under Section 2, the Company shall have repaid all of the loans provided by such RMB Investor under the Loan Agreement.

7.11 Compliance Certificate. The Warrantors shall have jointly delivered to each Investor a certificate dated as of the date on which the Company requests the Investors in accordance with Section 3.1(a)(i), certifying that the conditions to the Closing set forth in Section 7 applicable to such Investor have been satisfied.

8. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company to consummate the transactions under Section 2 of this Agreement are subject to the fulfillment, to the satisfaction of the Company on or prior to the Closing, or waiver by the Company, of the following conditions:

8.1 Representations and Warranties True and Correct. The representations and warranties made by such Investor in Section 5 shall be, in all material respects, true and correct and complete when made, and shall be, in all material respects, true and correct and complete as of the Closing with the same force and effect as if they have been made on and as of the Closing.

8.2 Performance of Obligations. Such Investor shall have, in all material respects, performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

8.3 Consents and Waivers. Such Investor shall have obtained any and all corporate authorizations and consents of third parties (other than any Approval which shall be obtained after the Closing pursuant to the Transaction Documents) necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

8.4 Execution of Transaction Documents. At the Closing, such Investor shall have delivered to applicable Warrantors all the Transaction Documents to which such Investor is a party, duly executed by such Person and all other parties thereto.

8.5 BCA Supplementary Agreement. Solely with respect to Jing Dong, JD Parent shall have entered into the BCA Supplementary Agreement with the Company.

8.6 ODI Approval. With respect to each RMB Investor, such RMB Investor shall have completed the ODI Approval, and such RMB Investor shall have delivered the documents evidencing its completion of the ODI Approval.

9. INDEMNITY

The Parties hereby agree to the provisions set forth in Schedule F, which is incorporated hereby into this Agreement.

10. MISCELLANEOUS

10.1 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Law of Hong Kong without regard to its principles of conflicts of laws.

10.2 Survival. The Company Warranties shall survive the Offshore Closing for a period of twenty-four (24) months, except that the Fundamental Company Warranties shall survive until the expiration of the applicable statute of limitation under applicable Law.

10.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by any Investor without the written consent of the Company except to such Investor’s Affiliates. This Agreement and the rights and obligations therein may not be assigned by any Warrantor without the written consent of the Investors holding more than fifty percent (50%) of the Purchased Shares.

10.4 Entire Agreement. This Agreement and the Transaction Documents, including the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or Transaction Documents shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the Parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

10.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule E hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Schedule E; (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in Schedule E with next-business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider; or (e) when sent by email at the email address set forth in Schedule E hereto, upon sending by email (without errors in transmission), if sent on a Business Day and during normal business hours of the recipient, otherwise on the next Business Day. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.5 by giving the other Party written notice of the new address in the manner set forth above.

10.6 Amendments. Any term of this Agreement may be amended only with the written consents of the Parties hereto.

10.7 Delays or Omissions; Waivers. No delay or omission to exercise any right, power or remedy accruing to any Party hereto, upon any breach or default of any Party hereto under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit or approval of any kind or character on the part of any Party of any condition or breach of default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party shall be cumulative and not alternative.

10.8 Finder’s Fees. Each Party represents and warrants to the others that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold harmless the other Parties from and against any liability for any commission or compensation in the nature of a finder’s fee of any broker or other Person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying Party or any of its employees or representatives are responsible.

10.9 Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; and (iii) the masculine, feminine, and neuter genders will each be deemed to include the others.

10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.11 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

10.12 Confidentiality and Non-Disclosure. None of the Warrantors may represent any Investor’s views on any matter, or use any Investor’s name in any written material provided to third parties, without such Investor’s prior written consent. The Parties hereto agree to be bound by the confidentiality and non-disclosure provisions of Section 6 of the Shareholders Agreement. Each Warrantor shall expressly inform any Person to whom it discloses any information under this Section 10.12 of the restrictions set out herein with regards disclosure of such information and shall procure their compliance with the terms of this Section 10.12 as if they each were party to this Agreement as such Warrantor and such Warrantor shall be responsible for any breach by any such Person of the provisions of this Section 10.12.

10.13 Further Assurances. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

10.14 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b) The arbitration shall be conducted in Hong Kong under the auspices of the HKIAC. There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c) The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the arbitration rules of the HKIAC (the “Rules”) in effect at the time of the arbitration. However, if such Rules are in conflict with the provisions of this Section 10.14, including the provisions concerning the appointment of arbitrators, the provisions of this Section 10.14 shall prevail.

(d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e) Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such Party in connection with such arbitration proceedings, subject to any confidentiality obligations binding on the Party receiving the request.

(f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) The costs and expenses of the arbitration, including the fees of the arbitrators, shall in the first instance be borne equally by the Parties that are the parties to the dispute, and each Party shall in the first instance pay its own fees, disbursements and other charges of its counsel, and the liability for such costs and expenses of the arbitration and the parties’ fees, disbursement and counsel charges shall be borne by the party or parties as determined by the arbitrators in the award. In the case of a dispute between the Warrantors on the one hand and the Investors on the other hand, as between such Investors, the costs and expenses of the arbitration to be borne by such Investors shall be allocated on a pro rata basis in accordance with the number of Series E Preferred Shares to be subscribed by the Investors in accordance with this Agreement.

10.15 Immunity. To the extent any Warrantor may be entitled in any jurisdiction to claim for himself/itself or his/its assets immunity in respect of his/its obligations under this Agreement or any Transaction Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to him/it or his/its assets, such Warrantor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the Law of such jurisdiction.

10.16 Expenses. Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby; provided that, within five (5) days after receipt of the full Purchase Price as indicated opposite Jing Dong’s name on Schedule A, the Company shall pay or reimburse all reasonable costs and expenses incurred or to be incurred by Jing Dong up to a maximum of RMB1,200,000 which shall include all expenses and costs, including out-of-pocket expenses and third party consulting or advisory expenses incurred in connection with the transactions contemplated by this Agreement.

10.17 Termination.

(a) This Agreement may be terminated by the Company, (i) with respect to any Investor which is not an RMB Investor, by written notice to such Investor if the Closing with respect of such Investor has not occurred due to any reasons solely attributable to such Investor within sixty (60) days after the date hereof; (ii) with respect to any RMB Investor, by written notice to such RMB Investor if the Closing with respect of such RMB Investor has not occurred due to any reasons solely attributable to such RMB Investor within two hundred and seventy (270) days after the date hereof.

(b) This Agreement may be terminated by any Investor with respect to itself by written notice to the other Parties pursuant to Section 3.4.

(c) Any termination under this Section 10.17 shall be without prejudice to any claims for damages or other remedies that the Parties may have under this Agreement or applicable Law.

(d) Without prejudice to paragraph (c) above, in the case of termination, each relevant Party’s further rights and obligations hereunder shall terminate immediately save that the provisions of Section 9, Section 10.1, Section 10.2, Section 10.5, Section 10.12, Section 10.14, Section 10.16 and this Section 10.17 shall survive such termination.

10.18 Several Obligations of Investors. The obligations of the Investors under this Agreement and the Transaction Documents to which any of them is a party are several.

- REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK -

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:	AIHUISHOU INTERNATIONAL CO. LTD.

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰)
Title: Director

HK SUBSIDIARY:	AIHUISHOU INTERNATIONAL COMPANY LIMITED

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰)
Title: Director

DOMESTIC ENTERPRISE:	SHANGHAI YUEYI NETWORK INFORMATION
TECHNOLOGY CO., LTD. (上海悦易网络信息技术
有限公司) (Seal)

/s/ SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD.
Seal of SHANGHAI YUEYI NETWORK
INFORMATION TECHNOLOGY CO., LTD.

	By:	/s/ CHEN Xuefeng
Name: CHEN XueFENG (陈雪峰)
Title: Legal Representative

HK CO:	AHS DEVICE HONG KONG LIMITED

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰)
Title: Director

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DOMESTIC SUBSIDIARIES:	SHANGHAI YUEYI NETWORK INFORMATION
TECHNOLOGY CO., LTD. (上海悦亿网络信息技术
有限公司) (Seal)

/s/ SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD.
Seal of SHANGHAI YUEYI NETWORK
INFORMATION TECHNOLOGY CO., LTD.

	By:	/s/ CHEN Yike
Name: CHEN Yike 陈逸轲)
Title: Legal Representative

CHANGZHOU YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD. (常州
悦亿网络信息技术有限公司) (Seal)

/s/ CHANGZHOU YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD.
Seal of CHANGZHOU YUEYI NETWORK
INFORMATION TECHNOLOGY CO., LTD.

	By:	/s/ CHEN Yike
Name: CHEN Yike (陈逸轲)
Title: Legal Representative

YUEYI COMMERCIAL FACTORING (SHENZEN) CO., LTD. (乐易商业保理（深圳）有
限公司) (Seal)

/s/ YUEYI COMMERCIAL FACTORING (SHENZEN) CO., LTD.
Seal of YUEYI COMMERCIAL FACTORING
(SHENZEN) CO., LTD.

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

By:	/s/ CHEN Yike
Name: CHEN Yike (陈逸轲)
Title: Legal Representative

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WFOE:	SHANGHAI AIHUI TRADING CO., LTD. (上海艾
慧商贸有限公司) (Seal)

/s/ SHANGHAI AIHUI TRADING CO., LTD.
Seal of SHANGHAI AIHUI TRADING CO., LTD.

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰)
Title: Legal Representative

WFOE SUBSIDIARY:	SHANGHAI YUEOU INFORMATION TECHNOLOGY CO., LTD. (上海悦欧信息技术有限
公司) (Seal)

/s/ SHANGHAI YUEOU INFORMATION TECHNOLOGY CO., LTD.
Seal of SHANGHAI YUEOU INFORMATION TECHNOLOGY CO., LTD.

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰)
Title: Director

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

/s/ SUN Wenjun
SUN Wenjun (孙文俊)

/s/ CHEN Xuefeng
CHEN Xuefeng (陈雪峰)

FOUNDER HOLDING COMPANIES:

S&WJ GROUP LIMITED

By:	/s/ SUN Wenjun
Name: SUN Wenjun (孙文俊)
Title: Director

C&XF GROUP LIMITED

By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰)
Title: Director

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly . .. authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

JD.com Development Limited

By:	/s/ WANG Nani
Name: WANG Nani (王娜妮)
Title: Director

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS: Guotai Junan Finance (Hong Kong) Limited 国泰君安财务（香港）有限公司

By:	/s/ LI Guangjie
Name: LI Guangjie (李光杰)
Title: Director

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS: Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership) (天津汇禾海河智能物流产业基金合伙企业（有限合伙）) (Seal)

/s/ Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership)
Seal of Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership)

By:	/s/ ZHANG Qi
Name: ZHANG Qi (张奇)
Title: Representative Appointed by Executive Partner

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS: Shanghai Zhengmu Investment Center (Limited Partnership) (上海正睦投资中心 (有限合伙)) (Seal)

/s/ Shanghai Zhengmu Investment Center (Limited Partnership)
Seal of Shanghai Zhengmu Investment Center (Limited Partnership)

By:	/s/ LI Li
Name: LI Li (李莉)
Title: Representative Appointed by Executive Partner

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS: Ningbo Qingyu Investment Management Co., Ltd. (宁波清宇投资管理有限公司) (Seal)

/s/ Ningbo Qingyu Investment Management Co., Ltd.
Seal of Ningbo Qingyu Investment Management Co., Ltd.

By:	/s/ HU Yuchen
Name: HU Yuchen (胡宇晨)
Title: Legal Representative

Signature Pages to Follow-On Series E Preferred Share Purchase Agreement

SCHEDULE A

Name of Investors	Number and Type of Purchased Shares	Total Purchase Price
Jing Dong	2,802,048	US$50,000,000
GTJA	1,401,024	US$25,000,000
Huihe	282,623	Equivalent US Dollars of RMB35,000,000
Guohe	403,747	Equivalent US Dollars of RMB50,000,000
Fresh Capital	403,747	Equivalent US Dollars of RMB50,000,000

The Purchase Price in US Dollars to be paid by each RMB Investor shall be calculated based on the applicable exchange rate of RMB to US Dollars on the date of foreign exchange purchase by such RMB Investor in accordance with the Loan Agreement

Schedules to Follow-On Series E Preferred Share Purchase Agreement

SCHEDULE B

LIST OF KEY OFFICERS

Name of Key Officer	Passport/PRC ID Number	Title
CHEN Xuefeng (陈雪峰)	***	CEO
SUN Wenjun (孙文俊)	***	President
QIU Jiawen (仇佳文)	***	Senior Software Engineer
WANG Dengting (王登庭)	***	Vice President
FENG Xiaohui (冯小晖)	***	Vice President
DU Xiaochen (杜晓忱)	***	Vice President
GUO Jingwei (郭经纬)	***	Vice President
LUO Taiqiang (罗泰强)	***	Vice President
WANG Yongliang (王永良)	***	President
LAI Fangxiao (赖方潇)	***	Vice President

Schedules to Follow-On Series E Preferred Share Purchase Agreement

SCHEDULE C

DISCLOSURE SCHEDULE

Schedules to Follow-On Series E Preferred Share Purchase Agreement

SCHEDULE D

CAPITALIZATION TABLE

AS OF THE EXECUTION DATE OF THIS AGREEMENT

Shareholders	# of Shares	%
Ordinary Shares
S&WJ Group Limited	4,832,367	3.4006%
C&XF Group Limited	13,283,317	9.3476%
Morningside China TMT Fund II, L.P.	369,034	0.2597%
International Finance Corporation	297,902	0.2096%
ESOP
ESOP	21,920,964	15.4260%
Series A Preferred Shares
Morningside China TMT Fund II, L.P.	9,497,040	6.6832%
Series B-1 Preferred Shares
Morningside China TMT Fund II, L.P.	1,758,711	1.2376%
Series B-2 Preferred Shares
Morningside China TMT Fund II, L.P.	2,879,784	2.0265%
Series B-3 Preferred Shares
International Finance Corporation	2,948,341	2.0748%
Series C-1 Preferred Shares
Morningside China TMT Top Up Fund, L.P.	1,825,679	1.2847%
International Finance Corporation	921,671	0.6486%
Series C-2 Preferred Shares
Tiantu China Consumer Fund I, L.P.	7,450,811	5.2432%
JD.com Development Limited	7,450,811	5.2432%
EAGLE INTELLIGENCE LIMITED	2,197,879	1.5467%
Series C-3 Preferred Shares
Euro Eco Limited (欧之碧有限公司)	5,253,241	3.6968%
JD.com Development Limited	5,564,491	3.9158%
Qianhai Ark (Cayman) Investment Co. Limited	1,262,446	0.8884%
YYT CAPITAL Inc.	563,845	0.3968%
Tiantu China Consumer Fund II, L.P.	429,089	0.3020%
Generation Mu HK Investment Limited	400,293	0.2817%

Schedules to Follow-On Series E Preferred Share Purchase Agreement

Shenzhen Dachen Chuanglian Equity Investment Fund Partnership (Limited Partnership) (深圳市逹晨创联股权投资基金合伙企业 (有限合伙) )) (warrant)	2,819,225	1.9839%
Ningbo Meishan Bonded Port Area Yuanxiao Investment Management Partnership (宁波梅山保税港区元晓投资管理合伙企业 (有限合伙)) (warrant)	2,255,380	1.5871%
Beijing Tiantu Xingbei Investment Center (Limited Partnership (北京天图兴北投资中心 (有限合伙) ) (warrant)	3,383,070	2.3807%
Shanghai Chenxi Venture Investment Center (Limited Partnership) (上海晨熹创业投资中心 (有限合伙) ) (warrant)	1,884,511	1.3262%
Shanghai Jinglin Jinghui Equity Investment Center (上海景林景惠股权投资中心 (有限合伙)) (warrant)	563,845	0.3968%
Series D-1 Preferred Shares
JD.com Development Limited	2,115,755	1.4889%
Series D-2 Preferred Shares
Internet Fund IV Pte. Ltd.	7,952,405	5.5962%
Series E Preferred Shares
Morningside China TMT Fund II, L.P.	840,614	0.5915%
Tiantu China Consumer Fund II, L.P.	280,205	0.1972%
Internet Fund IV Pte. Ltd.	560,410	0.3944%
Fresh Capital Fund I, L.P.	280,205	0.1972%
Generation Mu HK Investment Limited	560,410	0.3944%
JD.com Development Limited	27,500,098	19.3521%

Total	142,103,849	100.0000%

Note: CHEN Xuefeng (陈雪峰), Shanghai Jinglin Jinghui Equity Investment Center (Limited Partnership) (上海景林景惠股权投资中心 (有限合伙) ) (“Greenwoods”) and the Domestic Enterprise have entered into an Equity Transfer Framework Agreement («股权转让框架协议») on July 21, 2017. As confirmed in the written resolution of the shareholders of the Company on July 5, 2018, CHEN Xuefeng (陈雪峰) intends to procure C&XF Group Limited to, transfer 992,513 Ordinary Shares held by it to Greenwoods in replacement of the equity transfer as provided in Equity Transfer Framework Agreement («股权转让框架协议»).

Schedules to Follow-On Series E Preferred Share Purchase Agreement

CAPITALIZATION TABLE

AFTER THE CLOSING ASSUMING ALL THE AUTHORIZED SERIES E PREFERRED SHARES HAVING BEEN SUBSCRIBED

Shareholders	# of Shares	%
Ordinary Shares
S&WJ Group Limited	4,832,367	3.2785%
C&XF Group Limited	13,283,317	9.0120%
Morningside China TMT Fund II, L.P.	369,034	0.2504%
International Finance Corporation	297,902	0.2021%
ESOP
ESOP	21,920,964	14.8721%
Series A Preferred Shares
Morningside China TMT Fund II, L.P.	9,497,040	6.4432%
Series B-1 Preferred Shares
Morningside China TMT Fund II, L.P.	1,758,711	1.1932%
Series B-2 Preferred Shares
Morningside China TMT Fund II, L.P.	2,879,784	1.9538%
Series B-3 Preferred Shares
International Finance Corporation	2,948,341	2.0003%
Series C-1 Preferred Shares
Morningside China TMT Top Up Fund, L.P.	1,825,679	1.2386%
International Finance Corporation	921,671	0.6253%
Series C-2 Preferred Shares
Tiantu China Consumer Fund I, L.P.	7,450,811	5.0549%
JD.com Development Limited	7,450,811	5.0549%
EAGLE INTELLIGENCE LIMITED	2,197,879	1.4911%
Series C-3 Preferred Shares
Euro Eco Limited (欧之碧有限公司)	5,253,241	3.5640%
JD.com Development Limited	5,564,491	3.7752%
Qianhai Ark (Cayman) Investment Co. Limited	1,262,446	0.8565%
YYT CAPITAL Inc.	563,845	0.3825%
Tiantu China Consumer Fund II, L.P.	429,089	0.2911%
Generation Mu HK Investment Limited	400,293	0.2716%
Shenzhen Dachen Chuanglian Equity Investment Fund Partnership (Limited Partnership) (深圳市逹晨创联股权投资基金合伙企业 (有限合伙) ) (warrant)	2,819,225	1.9127%

Schedules to Follow-On Series E Preferred Share Purchase Agreement

Ningbo Meishan Bonded Port Area Yuanxiao Investment Management Partnership (宁波梅山保税港区元晓投资管理合伙企业 (有限合伙) ) (warrant)	2,255,380	1.5301%
Beijing Tiantu Xingbei Investment Center (Limited Partnership (北京天图兴北投资中心 (有限合伙) ) (warrant)	3,383,070	2.2952%
Shanghai Chenxi Venture Investment Center (Limited Partnership) (上海晨熹创业投资中心 (有限合伙) ) (warrant)	1,884,511	1.2785%
Shanghai Jinglin Jinghui Equity Investment Center (上海景林景惠股权投资中心 (有限合伙) ) (warrant)	563,845	0.3825%
Series D-1 Preferred Shares
JD.com Development Limited	2,115,755	1.4354%
Series D-2 Preferred Shares
Internet Fund IV Pte. Ltd.	7,952,405	5.3952%
Series E Preferred Shares
Morningside China TMT Fund II, L.P.	840,614	0.5703%
Tiantu China Consumer Fund II, L.P.	280,205	0.1901%
Internet Fund IV Pte. Ltd.	560,410	0.3802%
Fresh Capital Fund I, L.P.	280,205	0.1901%
Generation Mu HK Investment Limited	560,410	0.3802%
JD.com Development Limited	30,302,146	20.5582%
Guotai Junan Finance (Hong Kong) Limited 国泰君安财务（香港）有限公司	1,401,024	0.9505%
Shanghai Zhengmu Investment Center (Limited Partnership) (上海正睦投资中心 (有限合伙) )	403,747	0.2739%
Ningbo Qingyu Investment Management Co., Ltd. (宁波清宇投资管理有限公司)	403,747	0.2739%
Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership) (天津汇禾海河智能物流产业基金合伙企业（有限合伙）)	282,623	0.1917%

Total	147,397,038	100.0000%

Note: CHEN Xuefeng (陈雪峰), Shanghai Jinglin Jinghui Equity Investment Center (Limited Partnership) (上海景林景惠股权投资中心 (有限合伙)) (“Greenwoods”) and the Domestic Enterprise have entered into an Equity Transfer Framework Agreement («股权转让框架协议») on July 21, 2017. As confirmed in the written resolution of the shareholders of the Company on July 5, 2018, CHEN Xuefeng (陈雪峰) intends to procure C&XF Group Limited to, transfer 992,513 Ordinary Shares held by it to Greenwoods in replacement of the equity transfer as provided in Equity Transfer Framework Agreement («股权转让框架协议»).

Schedules to Follow-On Series E Preferred Share Purchase Agreement

SCHEDULE E

NOTICES

IF TO THE WARRANTORS:

Attention:	CHEN Xuefeng (陈雪峰)
Address:	12/F, Tower 6, KIC Corporate Avenue, 433 Songhu Road, Yangpu District,
Shanghai 200433, PRC
Tel:	***
Email:	***

IF TO JING DONG:

Address:	21/F, Building A, No.18 Kechuang 11th Street, Yizhuang Economic and
Technological Development Zone, Daxing District, Beijing 101111,
Attention:	Jing Gao (高静)
Email:	***

With a copy (which shall not constitute notice) to:

Address:	18/F, Building A, No. 18 Kechuang 11th Street, Yizhuang Economic and
Technological Development Zone, Daxing District, Beijing 101111, PRC
Attn.:	Wang Shanshan (王珊珊)
E-mail:	***

IF TO GTJA:

Address:	27/F Low Blk, 181 Queens Road, Grand Millennium Plaza Central, Hong Kong
Attention:	Yuen Chiu (赵玄)
Email:	***

IF TO HUIHE:

Address:	7/F, Block A, Chaolin Plaza, Yizhuang, Beijing
Telephone:	135 2235 8846
Attention:	- 岳鑫(YUE Xin)
Email:	***

IF TO GUOHE:

Address:	22/F, Shanghai International Group Mansion, 511 Weihai Rd., Shanghai,
200041, China
Telephone:	***
Fax:	***
Attention:	JI Mingqiang (季明强)
Email:	***

Schedules to Follow-On Series E Preferred Share Purchase Agreement

IF TO FRESH CAPITAL:

Address:	Unit 1101, No. 1699, Gubei Road, Minhang District, Shanghai
Telephone:	***
Attention:	HU Yuchen
Email:	***

Schedules to Follow-On Series E Preferred Share Purchase Agreement

Schedule F

Indemnification

1. Indemnification by the Warrantors.

(a) General Indemnity. To the fullest extent permitted by Law, each of the Warrantors covenants and agrees jointly and severally to indemnify and hold harmless each Indemnitee, from and against any and all Losses, as incurred, insofar as such Losses arise out of or are based upon: (i) any inaccuracy in or breach of any Company Warranty, covenant or agreement made by the Warrantors in the Transaction Documents; (ii) the failure of any Warrantor to perform or observe fully any covenant, agreement or other provision to be performed or observed by it pursuant to the Transaction Documents. If and to the extent that such indemnification is unenforceable for any reason, each Warrantor will make the maximum contribution to the payment and satisfaction of such indemnified liabilities permissible under applicable Law.

(b) Tax Indemnity. Each of the Warrantors shall jointly and severally indemnify and hold harmless each Indemnitee from and against any Loss attributable to (i) non-payment of any Tax of any Group Company for all taxable periods ending on or before the Closing and the portion through the end of the Closing for any taxable period that includes (but does not end on) the Closing, (ii) all liability for non-payment of any Tax of any other Person imposed by any Governmental Authority on any Group Company as a transferee, successor, or withholding agent in connection with an event or transaction occurring before the Closing, and (iii) all liability for Tax attributable to any misrepresentation or breach of Warranty made in Section 4.19 of this Agreement. The indemnification obligation of the Warrantors under this Section 1(b) shall not be affected, qualified or restricted in any way by any matter disclosed in the Disclosure Schedule.

(c) SAFE Indemnity. Each of the Warrantors shall jointly and severally indemnify and hold harmless each Indemnitee from and against any Loss attributable to any liability for any non-compliance regarding the SAFE registration according to the Circular 37 or any of the SAFE Rules and Regulations by any of the Founders or any other employee of the Group Companies who is required to comply with such SAFE Rules and Regulations with respect to their holdings of Equity Securities in the Company and round-trip investment in the PRC through the WFOE. The indemnification obligation of the Warrantors under this Section 1(c) shall not be affected, qualified or restricted in any way by any matter disclosed in the Disclosure Schedule.

(d) Special Indemnity. Each of the Warrantors shall jointly and severally indemnify and hold harmless each Indemnitee from and against any Loss attributable to underpayment of social insurance premiums and housing funds for all employees by the PRC Group Companies. The indemnification obligation of the Warrantors under this Section 1(d) shall not be affected, qualified or restricted in any way by any matter disclosed in the Disclosure Schedule.

Schedules to Follow-On Series E Preferred Share Purchase Agreement

(e) Procedure. Each Indemnitee will notify the Warrantors in writing of any Action against such Indemnitee in respect of which the Warrantors are or may be obligated to provide indemnification hereunder promptly after the receipt of notice or knowledge of the commencement thereof. The failure of any Indemnitee to notify other Parties shall not relieve the Warrantors from any liability or obligation which it may have to such Indemnitee under Schedules to Follow-On Series E Preferred Share Purchase Agreement this Section 1(e) of this Schedule F or otherwise unless the failure to so notify results in the forfeiture by the Warrantors of substantial rights and defenses and will not in any event relieve the Warrantors from any obligations other than the indemnification provided for herein. The Warrantors will have the right to participate in, and, to the extent the Warrantors so desire, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. However, the Indemnitee will have the right to retain separate counsel and to participate in the defense thereof, with the fees and expenses of such counsel to be paid by the Warrantors, if representation of such Indemnitee by the counsel retained by the Warrantors would be, in the Indemnitee’s view, inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Warrantors will be responsible for the expenses of such defense even if the Warrantors do not elect to assume such defense. No Warrantor may, except with the consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the Indemnitee of all liability in respect of such claim or litigation.

(f) Limitations on Warrantors’ Liability.

(i) An Indemnitee shall not be entitled to recover from the Warrantors more than once in respect of the same damages suffered by such Indemnitee. In particular, without limitation, the foregoing shall apply where one and the same set of facts qualifies under more than one provision entitling the Indemnitee to a claim or remedy under this Agreement.

(ii) No Warrantor shall be liable for any Losses arising under this Section 1 of this Schedule F unless the aggregate amount of all such Losses exceeds RMB5,000,000, in which case the Warrantors shall be liable for the full amount of all indemnifiable Losses as provided in this Section 1 of this Schedule F.

(iii) The personal assets of the Founders (other than the Equity Securities of the Group Companies directly or indirectly held by the Founders (including the proceeds received by the Founders from the sale of any Equity Securities of the Group Companies) shall not be used to indemnify any indemnifiable Loss.

(iv) With respect to each Investor, the maximum aggregate amount of Losses that corresponding Indemnitees will be entitled to recover pursuant to this Section 1 of this Schedule F shall be limited to Purchase Price actually paid by such Investor.

(v) Notwithstanding the foregoing or anything else to the contrary contained herein, the limitations on indemnification set forth in this Agreement (including, without limitation, the limitations set forth in this Schedule F) shall not apply to any claim based on fraud of the Warrantors.

2. Other Rights and Remedies Not Affected. Nothing in this Schedule F or elsewhere in this Agreement shall affect any Parties’ rights to specific performance or other equitable or non-monetary remedies with respect to the covenants and agreements in the Transaction Documents or that are to be performed at or after the Closing.

Schedules to Follow-On Series E Preferred Share Purchase Agreement

EXHIBIT A

FORM OF RESTATED ARTICLES

Exhibits to Follow-On Series E Preferred Share Purchase Agreement

EXHIBIT B

FORM OF SHAREHOLDERS AGREEMENT

Exhibits to Follow-On Series E Preferred Share Purchase Agreement

EXHIBIT C

FINANCIAL STATEMENTS

Exhibits to Follow-On Series E Preferred Share Purchase Agreement